Exhibit 10.6
AMENDMENT 2019-1
TO THE
SECOND AMENDED AND RESTATED
ARAMARK SAVINGS INCENTIVE RETIREMENT PLAN

AMENDMENT 2019-1 to the Second Amended and Restated ARAMARK Savings Incentive Retirement Plan (the “Plan”) by Aramark Services, Inc. (the “Company”), a subsidiary of ARAMARK Corporation (the “Corporation”).

WHEREAS, the Company maintains the Plan for the benefit of its eligible employees;

WHEREAS, the Board of Directors of the Corporation (the “Board”) approved an amendment to the Plan in January 2019 for a special one-time discretionary contribution for the plan year ended September 30, 2019 to certain eligible employees and delegated authority to the Executive Vice President, Human Resources (the “EVP, HR”) to execute appropriate documentation evidencing the approval of the special one-time contribution; and

WHEREAS, the Board approved an amendment to the Plan in November 2019 for a special one-time discretionary contribution for the period beginning October 1, 2019 and ending December 31, 2019 to certain eligible employees that formerly participated in the Avendra, LLC 401(k) Retirement Plan and delegated authority to the EVP, HR to execute appropriate documentation evidencing the approval of the special one-time contribution.

NOW, THEREFORE, the Plan is hereby amended as follows (new text in italics):

1.	Article I is amended by adding the following new definition in alphabetical order:

“‘Special Contributions’ means, for each Participant, the Company’s contributions made pursuant to Section 4.1(b).”

2.	Article IV is retitled as “COMPANY CONTRIBUTIONS”

3.	Sections 4.1 and 4.2 are amended in their entirety to read as follows (new text in italics):

“4.1    Company Contributions.

(a) Amount of Matching Contributions. As soon as administratively practicable after the end of each Plan Year, ARAMARK may make a discretionary matching contribution (“Matching Contributions”) to the Matching Contributions Accounts of Sharing Participants of between a minimum of 25% and a maximum of 75% of such Sharing Participants’ Salary Deferrals for such Plan Year, excluding:
(i) Salary Deferrals made by the Sharing Participant prior to such Sharing Participant’s completion of one Year of Service;
(ii) Salary Deferrals in excess of the first 6% of a Participant’s Compensation for any payroll period; and

(iii) Salary Deferrals in excess of the maximum elective deferrals permitted under a qualified cash or deferred plan pursuant to Section 401(g) of the Code for the calendar year in which the Plan Year ends.
The percentage of Salary Deferrals on which the amount of Matching Contributions is to be based shall be the matching percentage contributed by ARAMARK to the Retirement Savings Plan for the same Fiscal Year.
(b)    Amount of the Special Contributions. As soon as administratively practicable after the end of the Plan Year ended September 30, 2019, ARAMARK shall contribute to the Matching Contributions Accounts of eligible Sharing Participants (as described in Section 4.2(b)) a Special Contribution in an amount up to 50% of each Sharing Participant’s Salary Deferrals under Section 3.1(a) made for the Plan Year ended September 30, 2019, subject to the exclusions set forth in (i), (ii) and (iii) of Section 4.1(a) above, provided that the aggregate amount of the Special Contribution to all Eligible Employees in the Plan, the Aramark Retirement Savings Plan for Salaried Employees, the Aramark Hourly 401(k) Plan, the Aramark Uniform and Career Apparel Group Retirement Savings Plan and the Avendra, LLC 401(k) Retirement Plan shall not exceed an amount of up to $25 million or such lesser cap as is determined by the Chairman, President and CEO (the “Cap”) (where Special Contributions to Eligible Employees in the Avendra, LLC 401(k) Retirement Plan are determined for the purpose of this limit based on Salary Deferrals (i) for the 2019 Plan Year, (ii) as of September 30, 2019, (iii) with such amount projected to December 31, 2019 based on enrollment as of September 30, 2019), and each Eligible Employee’s Special Contribution will be reduced by a percentage of the dollar amount of such Eligible Employee’s Special Contribution equal to the percentage by which the Cap is exceeded, subject to any applicable non-discrimination testing requirements. In addition, as soon as administratively practicable in 2020, ARAMARK shall contribute to the Matching Contributions Accounts of eligible Sharing Participants who are former participants in the Avendra, LLC 401(k) Retirement Plan and became Participants in the Plan effective January 1, 2019, a Special Contribution in an amount up to 50% of each such Sharing Participant’s Salary Deferrals under Section 3.1(a) made for the period beginning October 1, 2019 and ending December 31, 2019, subject to the exclusions set forth in (i), (ii) and (iii) of Section 4.1(a) above and included in the formula above for purposes of applying the Cap described in the preceding sentence. Capitalized terms in this Section 4.1(b) shall have the meanings assigned to them in this Section 4.1(b) or in the applicable plan referenced in this Section 4.1(b).

4.2    Allocations to Participants.

(a)    Allocations of Matching Contributions. Matching Contributions made with respect to a Plan Year shall be credited only to the Matching Contributions Account of each Participant who is a Sharing Participant for the Plan Year based upon the Participant’s Salary Deferral for such Plan Year.

(b)    Allocations of the Special Contributions. Special Contributions under Section 4.1(b) with respect to Salary Deferrals made for the Plan Year ended September 30, 2019 shall be credited only to the Matching Contributions Account of each Participant who participated in the Plan for the Plan Year ended September 30, 2019, is a Sharing Participant for the Plan Year ended September 30, 2019 and is eligible to receive a Matching Contribution under Section 4.1(a) for the Plan Year ended September 30, 2019 based upon the Participant’s Salary Deferrals for such Plan Year. In addition, Special Contributions under Section 4.1(b) with respect to Salary Deferrals made for the period beginning October 1, 2019 and ending December 31, 2019 (the “Period”) by former participants in the Avendra, LLC 401(k) Retirement Plan who became Participants in the Plan effective January 1, 2019 shall be credited only to the Matching Contributions Account of each such Participant who participated in the Plan for the Period, is a Sharing Participant for the Period, and is eligible to receive a Matching Contribution under Section 4.1(a) for the Plan Year ended September 30, 2019 based upon the Participant’s Salary Deferrals for such Plan Year.

4.	The reference to “Matching Contributions” in Section 5.1 shall be replaced with “Matching Contributions and/or Special Contributions.”

5.	In all respects not amended, the Plan is hereby ratified and affirmed.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date indicated below.

ARAMARK SERVICES, INC.

By:     /s/ Lynn B. McKee

Title: Executive Vice President, Human Resources

Date:     11/25/2019

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